UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 28, 2010

UV FLU TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53306	98-0496885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 125 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 691-1188

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -	REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2010, UV Flu Technologies, Inc., a Nevada corporation (the “Company”), entered into a binding letter of intent with The Red Oak Trust (“Red Oak”), dated October 28, 2010 (the “LOI”), in connection with the Company’s proposed acquisition of one hundred percent (100%) of the issued and outstanding unit of RxAir Industries, LLC, a Nevada limited liability company (“RxAir”), which is wholly owned by Red Oak (the “Acquisition”).  At the closing of the Acquisition, RxAir will become a wholly-owned subsidiary of the Company.

In accordance with the LOI, and subject to the completion of legal due diligence by the Company, the parties agree that the terms and conditions of the Acquisition shall be as set forth in certain formal definitive agreements (“Definitive Agreements”), including but not limited to, a stock purchase agreement and consulting agreement, to be negotiated and entered into by and between the parties on or prior to November 18, 2010 (the “Closing Date”), subject to one or more mutually agreed upon extensions.

The purchase price shall be comprised of: (a) one hundred and twenty five thousand dollars ($125,000) cash payable: (i) ten thousand dollars ($10,000) upon the execution of the LOI; (ii) fifteen thousand dollars ($15,000) upon the completion of an audit by the Company of RxAir; and (iii) one hundred thousand dollars ($100,000) at the closing of the Acquisition; and (b) the Company shall issue to Red Oak one million (1,000,000) shares of common stock of the Company.

Further, in accordance with the proposed Acquisition, the Definitive Agreements shall include a consulting agreement by and between the Company and Bryan A. Scott (the “Consultant”), with a term of nine (9) months, whereby the Company shall compensate the Consultant with an aggregate payment of ninety thousand dollars ($90,000), payable ten thousand dollars ($10,000) per month, commencing thirty (30) days from the Closing Date.

Additionally, at the Closing Date, the Company agrees to issue one hundred thousand (100,000) shares of common stock of the Company to each of the following three key personnel of RxAir, such issuance contingent upon their continued active involvement with RxAir: Manny Marquez, Melanie Paschal and John Bugg, such shares issuable per the following: (i) twenty five thousand (25,000) shares on the Closing Date; (ii) twenty five thousand (25,000) shares six (6) months after the Closing Date; and (iii) fifty thousand (50,000) shares twelve (12) months after the Closing Date.

The foregoing description is qualified in its entirety by reference to the LOI filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 9 -	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Letter of Intent by and between The Red Oak Trust and UV Flu Technologies, Inc., dated October 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UV FLU TECHNOLOGIES, INC.
a Nevada Corporation

Dated: October 29, 2010	/s/ John J. Lennon
John J. Lennon
President, Chief Executive Officer and Chief Financial Officer